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                                                                    EXHIBIT 23.2



                            McGLADREY & PULLEN, LLP
                            -----------------------
                          Certified Public Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement filed on approximately July 9, 1998 on Form S-8 covering the 1995 Incentive Stock Option Plan and related Prospectus of our report, dated January 29, 1998 with respect to the consolidated financial statements of PNB Financial Group and subsidiary included in the Company's Annual Report on Form 10-KSB for the years ended December 31, 1997 and 1996.


/s/ McGladrey & Pullen, LLP

Anaheim, California
July 8, 1998